Exhibit 10.1

UNIT REPURCHASE, RELEASE AND SETTLEMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) and the unit repurchase, release and settlement described hereunder is effective as of the 28th day of February, 2012 (“Effective Date”), by and between Addy Entertainment, LLC, a Wyoming limited liability company, (“Seller”) and Evitts Resorts, LLC a Maryland limited liability company (the “Buyer” and the “Company”).

WHEREAS, Seller is the owner and holder of record of 32,234 uncertificated membership units, representing 15% of the issued and outstanding membership units of the Company (“Units”); and

WHEREAS, the Company desires to purchase and Seller desires to sell all of Seller’s units and interests in the Company;

NOW, THEREFORE, in consideration of the foregoing and of all the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. REPURCHASE AND SALE OF SHARES

Subject to the terms and conditions of this Agreement, the Buyer, in reliance upon the representations, warranties and covenants of the Seller, shall repurchase from the Seller, and the Seller shall sell, assign, transfer and deliver to the Buyer upon execution of this Agreement, all of the Units.

2. PURCHASE PRICE AND TERMS

The aggregate Purchase Price to be paid by the Buyer to the Seller in full consideration for the Units shall be $590,000 (“Repurchase Price”), which repurchase price has been established by the mutual agreement of the Seller and the Buyer. Subject to the satisfaction of the Conditions to Closing set forth in Section 6 herein, the Agreement shall be executed, and the Repurchase Price shall be paid to Seller via wire transfer, within five (5) business days after Buyer receives a Notice of License Award from the Maryland Lottery Commission pertaining to the Rocky Gap Resort and Golf Course (the “Closing”).

3. RELEASE AND SETTLEMENT. In consideration of the mutual releases and promises contained below, as well as for the other consideration outlined in this Agreement:

3.1 Release of Seller. Buyer hereby releases, acquits and discharges Seller, together with its owner, member, agents, servants, attorneys, insurers, successors and assigns, each of them jointly and severally, of and from any and all liability for claims, demands, obligations, actions, causes of action, damages, costs, debts, liabilities, expenses, and compensation, of any nature whether known or unknown, foreseen or unforeseen, that could have been made and that accrued or arose out of facts preceding the date of this Agreement. Buyer agrees to not institute or participate in any lawsuit or proceeding relating in any way to any of its relationship with Seller or the termination of such relationship.

3.2 Release of Buyer. Seller hereby releases, acquits and discharges Buyer, together with its owner, member, officers, directors, agents, servants, attorneys, insurers, successors and assigns, each of them jointly and severally, of and from any and all liability for claims, demands, obligations, actions, causes of action, damages, costs, debts, liabilities, expenses, and compensation, of any nature whether known or unknown, foreseen or unforeseen, that could have been made and that accrued or arose out of facts preceding the date of this Agreement. Seller agrees not to institute or participate in any lawsuit or proceeding relating in any way to any of their relationships with Buyer or the termination of such relationships including, but not limited to, all claims as a shareholder for breach of any fiduciary duties.

4. REPRESENTATIONS AND WARRANTIES OF SELLER

4.1 Organization; Authorization. Seller is duly organized and validly existing in good standing under the applicable laws of the state in which it is organized. Seller has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection herewith. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

4.2 Effect of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated thereby by Seller will not: (i) result in any violation, default or breach of any provision of any instrument, judgment, order, writ, decree, contract or agreement relating to the Units, any instrument, contract or agreement by which Seller is bound, or any judgment, order, writ or decree by which Seller is bound; or (ii) require any notice or consent under any such provision. Seller will not be in default or breach under any instrument, judgment, order, writ, decree, contract or agreement relating to the Units to which Seller is a party or by which Seller is bound.

4.3 Tax Consequences. Seller understands and acknowledges that sale of the Units at the Repurchase Price, pursuant to the terms described above, may result in taxable consequences to Seller during the tax year ending December 31, 2012 and which are Seller’s sole obligation and responsibility.

4.4 No Litigation. There is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, currently threatened against Seller in connection with Seller’s ownership of the Units, nor is Seller aware of any facts that might result in any such action, suit, proceeding or investigation. There is no action, suit, proceeding or investigation by Seller currently pending or that Seller intends to initiate that relates to the Units or otherwise relates to the Company.

4.5 Title to Units. Seller is the sole owner, beneficially and of record, of all the Units free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions. Seller has full power to transfer the Units to the Buyer without obtaining the consent or approval of any other person or governmental authority. The Units comprise all of the units of the Company that Seller purchased pursuant to the Limited Liability Company Agreement of Evitts Resort, LLC, executed by and between Lakes Maryland Development, LLC and Addy Entertainment LLC.

4.6 Seller’s Understanding of Buyer. In connection with the sale of the Units to the Buyer, the Seller further represents and warrants to the Buyer that the Seller is aware that:

(a) Buyer’s board of directors and management, which will authorize the execution of this Agreement on behalf of Buyer, are well informed about the operations and management of the Company;

(b) Buyer’s board of directors and management are experienced and knowledgeable in financial and business matters;

(c) Buyer’s board of directors and management recommend that the Buyer repurchase the Units for the Repurchase Price, in part, because of their knowledge about the Company.

4.7 Seller’s Knowledge and Disclosures. The Seller further represents and warrants to the Buyer that the Seller:

(a) has had the opportunity to review all relevant information about the Company including, without limitation, shareholder records, minute books, financial statements, and any other information which they desired to review in conjunction with this Agreement;

(b) is experienced and knowledgeable in financial and business matters;

(c) is capable of evaluating the merits and risks of selling the Units at the stated Repurchase Price; and

(d) does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks, including the risk that the value of the Units may increase or decrease substantially from the Repurchase Price in the foreseeable future.

4.8 Comprehension of Agreement. Other than stated herein, the Seller warrants that: (i) no promise or inducement has been offered for this Agreement; (ii) the Agreement is executed without reliance upon any statement or representation of the Company or its representatives concerning the value of the Company or the Units; (iii) the undersigned is legally competent to execute this Agreement and accept full responsibility therefore; and (iv) the undersigned fully understands this Agreement and has been advised by counsel of the consequences of signing this Agreement.

4.9 Other Information. None of the information and documents which have been or may be furnished by the Seller and none of Seller’s representations to the Buyer or to any of Buyer’s representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

4.10 Contracts. Attached hereto as Schedule 4.10 are true and correct copies of all written contracts, and a summary of all oral contracts, entered into by the Company, or by Seller on behalf of the Company. There are no contracts entered into by the Company, or by Seller on behalf of the Company, that are not terminable at Closing.

4.11 Further Assurances. Seller shall, at the request of Buyer execute, acknowledge and deliver to Buyer, without further consideration, all such further documents, and take such other action, as such party may reasonably request to transfer to and vest in Buyer and protect its right, title and interest in the Units.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

5.1 Authorization of Agreement and Enforceability. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms. Buyer has the right, power, legal capacity and authority to enter into and perform her obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection herewith.

5.2 Effect of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated thereby by Buyer will not: (i) result in any violation, default or breach of any provision of any instrument, judgment, order, writ, decree, contract or agreement relating to the Units, any instrument, contract or agreement by which Buyer is bound, or any judgment, order, writ or decree by which Buyer is bound; or (ii) require any notice or consent under any such provision. Buyer will not be in default or breach under any instrument, judgment, order, writ, decree, contract or agreement relating to the Units to which Buyer is a party or by which Buyer is bound.

5.3 Other Information. None of the information and documents which have been or may be furnished by the Buyer and none of Buyer’s representations to the Seller or to any of Seller’s representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

6. CONDITIONS TO CLOSING. The Closing of the transaction contemplated by this Agreement shall be conditioned upon the following:

(a)	Approval by the Parties’ governing boards;

(b)	Approval by the Maryland Lottery Commission, if required;

(c)	Resignation of William Correa and Enrique Melendez as officers, managers and governors of the Company; and

(d)	There shall be no default under this Agreement.

7. INDEMNIFICATION

7.1 Seller’s Indemnity Obligations. Seller shall indemnify, defend, and hold harmless the Buyer or any of its directors, officers, agents, employees, advisors, or attorneys against and in respect of the same, and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorney’s fees, that the Buyer may incur or suffer, which arise, result from, or relate to: (a) any breach of, or failure by the Seller to perform, any of their covenants, representations, warranties or agreements in this Agreement or to be furnished by the Seller under this Agreement; or (b) any of the vendors, consultants or contractors Seller retained on behalf of the Company and/or Seller on or before the Effective Date.

7.2 Buyer’s Indemnity Obligations. Buyer shall indemnify, defend, and hold harmless the Seller or any of their agents, attorneys, or advisors against and in respect to the same, and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorney’s fees, that the Seller shall incur or suffer which arise, result from, or relate to: (a) any breach of, or failure by the Buyer to perform, any of their covenants, representations, warranties or agreements in this Agreement or to be furnished by the Buyer under this Agreement; or (b) any of the vendors, consultants or contractors Buyer retained on behalf of the Company and/or Buyer after the Effective Date.

8. GENERAL

8.1 Expenses. Whether or not the transaction contemplated by this Agreement is consummated, the Buyer and the Seller shall pay their own respective expenses and the fees and expenses of their respective counsel, accountants and other experts, except as otherwise provided herein.

8.2 Attorneys’ Fees. If any legal action or other proceeding is brought to enforce this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the party that ultimately prevails in the matter shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.3 Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations, warranties, covenants, and agreements set forth in this Agreement shall survive the execution of this Agreement.

8.4 Waivers. No action taken pursuant to this Agreement, including an investigation by or on behalf of either party, shall be deemed to constitute a waiver of the party taking such action or compliance with any representation, warranty, covenant, or agreement contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.5 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective heirs, successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective heirs, successors or assigns any rights, remedies, obligations or other liabilities under or by reason of this Agreement.

8.6 Notices. All notices, requests, demands or other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telefax or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

8.6.1 If to the Buyer, to:	Evitts Resorts, LLC
c/o Lakes Maryland Development, LLC
Attn: Timothy J. Cope, President
130 Cheshire Lane, Suite 101
Minnetonka, Minnesota 55305
Fax: (952) 449-9353

8.6.2 If to the Seller, to:	Addy Entertainment, LLC
Attn: William Correa, Manager
6221 Riverside Drive, Suite 106
Irving, Texas 75039

or to such other address as such party shall have specified by notice to the other party hereto.

8.7 Entire Agreement. This Agreement supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and cannot be changed or terminated orally, and this Agreement constitutes the entire agreement of the parties as to the matters set forth herein.

8.8 Headings. The article and section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. A telecopied signature shall be deemed an original signature.

8.10 Governing Law. This Agreement shall be construed as to both validity and performance and governed by and enforced in accordance with the laws of the State of Minnesota, without giving effect to the choice of law principles thereof.

8.11 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstances shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall be not affected thereby and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

8.12	Confidentiality. Each party agrees to:

(a) treat the terms of this Agreement as forever confidential;

(b) refrain from disclosing the existence or terms of this Agreement to anyone; or

(c) make reference to the other party in any communications, advertisements, marketing materials, or contacts with third parties.

Notwithstanding the foregoing a party may disclose the terms of this Agreement: (a) to attorneys, accountants, or tax advisors; (b) as may be required by law (including, without limitation, federal or state securities laws); or (c) with the prior written agreement of the non-disclosing party.

IN WITNESS WHEREOF, the parties have caused this Agreement effective as of the date referenced above.

SELLER:	BUYER:

ADDY ENTERTAINMENT, LLC	EVITTS RESORTS, LLC

By: William Correa	By: Timothy J. Cope
Its: Manager	Its: President